EXHIBIT 10.58
                                                                   -------------

                               EXTENSION AGREEMENT
                               -------------------

                                       AND

                      AMENDMENT TO JOINT SECURITY AGREEMENT
                      -------------------------------------

         This Extension Agreement is made and entered into this 9th day of May, 2001, by and between June Limited Partnership and the Alan W. Carlton Revocable Living Trust (collectively "Investors") and Heartsoft, Inc. ("Heartsoft") and Benjamin P. Shell, Jr. ("Shell"):

         WHEREAS, Investors, Heartsoft and Shell previously entered into two Promissory Notes dated November 9, 2000 (the "Promissory Notes") and a Joint Security Agreement dated November 9, 2000 (the "Joint Security Agreement"), which agreements memorialize the conditions, representations and warranties pursuant to which Investors have loaned money to or invested money in Heartsoft and certain related collateral; and

         WHEREAS, Heartsoft and Shell, both individually and as a representative of Heartsoft, have requested additional time to arrange for the repayment of the Promissory Notes; and

         WHEREAS, the signatories hereto desire to explore means of resolving Investor's claims without the necessity of commencement of legal action by Investors; and

         NOW, THEREFORE, for and in consideration of the benefits to be received by Investors, Heartsoft and Shell, by virtue of the terms of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all signatories, the parties agree as follows:

1. Heartsoft and Shell represent and warrant that the loan and stock transactions set forth on Exhibit "A" hereto are all of the loan and/or stock transactions that Heartsoft had made since the date of the Promissory Notes, except for transactions with employees. Heartsoft and Shell further warrant that they have made full disclosure to Investors of any transaction(s) or event(s) occurring prior to the date hereof and not previously disclosed in Heartsoft's 10QSB filed for December 31, 2000, which either (i) in any way relate to the financial representations made by Heartsoft in either the Promissory Notes or the Joint Security Agreement;
     (ii) pertain to any financial matter of Heartsoft which is not in the ordinary course of business and which involves an amount of Five Thousand Dollars ($5,000.00) or greater; or (iii) had or could have an adverse effect on Heartsoft and its ability to pay the Promissory Notes. Such transactions and events include, but are not limited to, the following: loans; security arrangements; leases; fines or penalties; any stock transaction, such as the issuance of warrants, options or stock itself; loans by Heartsoft to anyone; and any indemnity, guarantee or similar transaction involving Heartsoft.

2. Heartsoft and Shell jointly and severally reaffirm the representations and warranties made in the Promissory Notes and the Joint Security Agreement, and further warrant that neither of them shall take any action or commit any act which is in further violation of any of the provisions of either the Promissory Notes, the Joint Security Agreement, or this Agreement.

3. The payment date of the Promissory Notes and all provisions of the Joint Security Agreement are extended and shall now be due and payable on July 9, 2001. Interest on each of the Promissory Notes is agreed to be the rate of fifteen percent (15%) per annum from and after May 9, 2001. As additional compensation to Investors for extending the Promissory Notes, Heartsoft agrees to pay each Investor a fee of Ten Thousand Dollars ($10,000.00), which amount shall be added to the principal amount of each Promissory Note as of the date of this Agreement. Any future breach by either Heartsoft or Shell of the representations, warranties, covenants or terms of the Promissory Notes, the Joint Security Agreement or this Agreement shall cause an immediate default of the Promissory Notes.

4. Heartsoft shall cause 150,000 shares of the par value $0.0005 per share common stock of Heartsoft (the "Shares") to be issued and transferred to each of the Investors within three (3) business days of the execution of this Agreement. Heartsoft agrees to take all necessary action to cause the issuance of the Shares, including the issuance of appropriate instructions to its transfer agent.

5. Heartsoft shall, no later than June 25, 2001, file with the Securities and Exchange Commission (the "SEC") a registration statement of its common stock which shall include the registration of the following shares of Heartsoft common stock owned by Investors: (i) the Shares; (ii) the 125,000 shares each Investor received in conjunction with the origination of the Promissory Notes, and (iii) the 100,000 shares each Investor acquired August 31, 2000. Upon the approval of such registration statement by the SEC, the restrictive legend shown upon the certificate for such shares shall be removed, and Investors shall be eligible to sell said shares in the open market.

6. Shell personally guarantees the payment in full, including all interest thereon, of each of the Promissory Notes.

7. Notwithstanding the other terms and conditions of the Joint Security Agreement and this Agreement, Heartsoft shall from and after the date of this Agreement attempt to secure or obtain new and/or additional sources of either debt or equity financing for Heartsoft; provided, however, that (i) Heartsoft shall provide at least three (3) days advance written notice of any such proposed transaction to each of the Investors; (ii) any such proposed transaction may be completed by Heartsoft only after obtaining advance written approval (which approval shall not unreasonably be withheld) from each of the Investors; (iii) at such time as the total proceeds from any such completed transactions received by Heartsoft during the period from May 9, 2001 through June 8, 2001 exceed $125,000, all amounts received in excess of $125,000 during such period shall be immediately paid pro-rata to Investors to reduce the amounts due on the Promissory Notes, and (iv) at such time as the total proceeds from any such completed transactions received by Heartsoft during the period from June 9, 2001 through July 9, 2001 exceed $125,000, all amounts received in excess of $125,000 during such period shall be immediately paid pro-rata to Investors to reduce the amounts due on the Promissory Notes.

8. In the event Heartsoft shall obtain the prior permission of Investors to enter into any transaction in which the shares of Heartsoft (either in a sale, issuance of options or warrants, conversion of securities or the payment of commissions, fees or expenses) are valued at a price less than $0.375 per share (the "New Price"), then Heartsoft shall immediately transfer to each of the Investors the following number of additional shares of Heartsoft:

     [$0.375 divided by New Price times 150,000] less 150,000 equals the number of new shares of Heartsoft to be transferred to each of the Investors.

9. Paragraph 1.1 of the Joint Security Agreement is hereby amended to read as follows:

     "1.1 Collateral. "Collateral" shall mean and include the following property: (i) the Heartsoft Stock; (ii) all proceeds of the Heartsoft Stock, including all dividends (cash, stock or otherwise) or other property; rights or claims received upon the disposition of, collection upon, release or cancellation of, or otherwise on account of said Heartsoft Stock or any part thereof; (iii) all intangible property now owned or hereafter acquired by Debtor, including without limitation copyrights, trademarks and patents (and related applications and registrations) held by Debtor (including without limitation those set forth on Schedule A hereto (the "Software"), (iv) to the extent, if any, not otherwise included in the preceding item (iii), the software product called "Internet Safari" and the source code and any related files and (v) all proceeds of the Software and Internet Safari, or other property, rights or claims received upon the disposition of, collection upon, release or cancellation of, or otherwise on account of said Software and Internet Safari or any part thereof. Provided, however, that Investors and Debtor recognize that the security interest in the Software and Internet Safari granted by this Joint Security Agreement shall be subordinate and junior to, but only junior to, the security interest provided for by the Security Agreement with The Glenn A. Chalker Revocable Trust, which is dated January 24, 2001."

The parties hereto acknowledge that Schedule A to the Joint Security Agreement shall be as reflected on Exhibit "B" hereto.

10. Heartsoft and Shell hereby agree that they will not at any time, in any litigation or proceeding involving either of the Investors, assert, claim, allege or raise any statute of limitations defense or argument, any waiver or estoppel defense or argument, any latches defense or argument, or any other legal, equitable or factual defense, argument or position based in any respect upon passage of time or delay concerning any claim which either Investor may make arising from or relating to the Promissory Notes, the Joint Security Agreement, the Agreement or the actions of Shell.

11. The provisions of this Agreement may be waived only in writing, which writing must be executed and delivered by Investors prior to any act or failure to which any such waiver is contended to apply.

12. This Agreement is not a resolution or waiver of any claims which may have accrued to Investors prior to the date of this Agreement.

13. This Agreement and the terms and obligations hereunder shall be interpreted and construed to be applicable to all of the related entities or corporations of Heartsoft of whatever nature, and that none of the signatories hereto will attempt to evade the spirit and purpose of this Agreement by allowing, utilizing or encouraging any other party to institute action, legal or otherwise, regarding the subject matter of the Promissory Notes, the Joint Security Agreement or this Agreement during the extension period described herein.

14. This Agreement shall be governed by Oklahoma law. Venue for the commencement of this action shall be in any state district court for any county in Oklahoma, at the election of the Investors.

15. Except as specifically modified herein, the provisions of the Promissory Notes and the Joint Security Agreement remain in full force and effect.

16. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and shall not be amended or modified without the written consent and agreement of all signatories hereto.

17. All signatories hereto expressly acknowledge that they have had the opportunity to consult with counsel of their choosing prior to the execution of this Agreement.

18. To induce Investors to enter into this Agreement, Heartsoft and Shell hereby represent and warrant to Investors as follows:

     A. Heartsoft is a corporation validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as it is now being conducted. Heartsoft has the requisite power and authority to issue the Shares and to perform its obligations under this Agreement.

     B. The Shares, when issued and delivered pursuant to terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessible.

     C. This Agreement and the issuance of the Shares contemplated hereby have been duly authorized by all necessary action on behalf of Heartsoft. This Agreement has been duly executed and delivered by authorized officers of Heartsoft, is a valid and binding agreement on the part of Heartsoft and is enforceable against Heartsoft and Shell in accordance with its respective terms. All actions necessary to cause the authorization, issuance and delivery of the Shares as contemplated by this Agreement have been taken by Heartsoft.

19. Investors, Heartsoft and Shell agree that each will execute such other documents as may be necessary or desirable in connection with the transactions contemplated hereby.


                                         JUNE LIMITED PARTNERSHIP

                                         By: /s/ Robert K. Pezold
                                             ---------------------------------
                                             Robert K. Pezold, General Partner



                                         ALAN W. CARLTON REVOCABLE LIVING TRUST

                                         By: /s/ Alan W. Carlton
                                             ---------------------------------
                                             Alan W. Carlton, Trustee



                                         HEARTSOFT, INC.

                                         By: /s/ Benjamin P. Shell
                                             ---------------------------------
                                             Benjamin P. Shell, President


                                             /s/ Benjamin P. Shell
                                             ---------------------------------
                                             Benjamin P. Shell, Individually

                (Exhibit "A" and Exhibit "B" have been ommitted)